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LOGO

                        FLUOROSCAN IMAGING SYSTEMS, INC.
                              650-B ANTHONY TRAIL
                           NORTHBROOK, ILLINOIS 60062

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON AUGUST 29, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder(s) appoints Larry Grossman and Arlen Issette, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of FluoroScan Imaging Systems, Inc. ("FluoroScan") held of record by the undersigned as of August 5, 1996 which the undersigned is entitled to vote at the Special Meeting of Stockholders of FluoroScan to be held at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Chicago, Illinois on Thursday, August 29, 1996, at 8:00 a.m., local time, and at any adjournment thereof.

  This Proxy, when properly executed and returned in a timely manner will be voted at the Special Meeting and at any adjournment thereof in the manner described herein. If no contrary indication is made the Proxy will be voted FOR Proposal 1, and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Special Meeting.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE
                                                              SEE
                                                            REVERSE
                                                             SIDE


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LOGO

The Board of Directors unanimously recommends that you vote FOR Proposal 1.

                                                  FOR AGAINST
  1. Proposal to approve and adopt the             ABSTAIN
   Agreement and Plan of Merger and the
   Merger, as described in the accompanying
   Proxy Statement/Prospectus.

                                                  [_] [_]  [_]

  2. Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Special Meeting.

                                       [_]MARK HERE FOR ADDRESS CHANGE AND
                                          NOTE AT LEFT

                                       This Proxy must be signed exactly as
                                       your name appears hereon. When shares
                                       are held by joint tenants, both should
                                       sign. Attorneys, executors, administra-
                                       tors, trustees and guardians should in-
                                       dicate their capacities. If the signer
                                       is a corporation, please print full
                                       corporate name and indicate capacity of
                                       duly authorized officer executing on
                                       behalf of the corporation. If the
                                       signer is a partnership, please print
                                       full partnership name and indicate ca-
                                       pacity of duly authorized person exe-
                                       cuting on behalf of the partnership.

                                                    (Reverse Side)

 Signature(s) _________________________________________  Date ___________, 1996